 As filed with the Securities and Exchange Commission on October 26, 2000.
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ANTEC CORPORATION
               (Exact name of issuer as specified in its charter)

            DELAWARE                                            36-3892082
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                             11450 TECHNOLOGY CIRCLE
                                DULUTH, GA 30097
                                 (678) 473-2000
                   (Address, including zip code, and telephone
                     number of principal executive offices)

                     ANTEC CORPORATION EMPLOYEE SAVINGS PLAN
                            (Full title of the plan)

                              LAWRENCE A. MARGOLIS
                             11450 TECHNOLOGY CIRCLE
                              DULUTH, GEORGIA 30097
                                 (678) 473-2000
 (Name, address and telephone number, including area code, of agent for service)

        The Commission is requested to mail signed copies of all orders, notices and communications to:

                           W. BRINKLEY DICKERSON, JR.
                              TROUTMAN SANDERS LLP
                     600 PEACHTREE STREET, N.E., SUITE 5200
                             ATLANTA, GEORGIA 30308
                                 (404) 885-3000

---------------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed           Proposed
                                                       Amount           maximum            maximum
   Title of securities to be registered                to be         offering price       aggregate          Amount of
                                                    registered (1)    per share (2)   offering price (2)  registration fee
---------------------------------------------------------------------------------------------------------------------------
Shares of common stock, $.01 par value (the           1,000,000          $13.32          $13,320,000         $3,516.48
"Common Stock"), issuable pursuant to the               shares
 ANTEC Corporation Employee Savings Plan
---------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the common stock of the registrant as reported on the Nasdaq National Market on October 20, 2000, a date within five business days of the date on which this registration statement is being filed.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I will be delivered to the participants in the ANTEC Corporation Employee Savings Plan (the "Plan") as required by Rule 428(b) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by ANTEC Corporation, a Delaware corporation (the "Company"), with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be part hereof:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

         (c) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000;

         (d) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Annual Report on Form 10-K;

         (e) the description of the Company's Common Stock under the caption "Description of Registrant's Securities to be Registered" included in the Company's Registration Statement on Form 8-A dated September 2, 1993 and amended on September 14, 1993.

         All documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment hereto, which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so


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

modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes and the Company's Bylaws require the Company to indemnify the directors and officers of the Company against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with the Company, provided that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the questions of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified

         In addition, the Company's Restated Certificate of Incorporation, as amended, provides that the Company's directors do not have personal liability to the Company or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (iv) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, directors do not have any personal liability to the Company or its stockholders for any violation of their fiduciary duty.

         The Company has purchased insurance policies that, if any officer or director of the Company or its subsidiaries becomes legally obligated to make a payment (including legal fees and expenses) in connection with an alleged wrongful act, the insurer will reimburse such officers and directors if the indemnification payments, as provided above, are not made by the Company or its subsidiaries to such officers and directors. Wrongful act means any breach of duty, neglect, error, misstatement, misleading statement or other act done by an officer or director of the Company or any subsidiary.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


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

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number
         -------
         4        ANTEC Corporation Employee Savings Plan

         5 (a) No opinion of counsel is required inasmuch as all shares of the Company's Common Stock to be offered and sold under the Plan will be obtained in open market transactions and none will be original issue securities.

                  (b) The registrant will submit, or has submitted, the ANTEC
                  Corporation Employee Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify and/or continue to maintain the qualified status of such Plan.

         23       Consent of Independent Auditors.

         24 Power of Attorney (included in the signature page to the Registration Statement).

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information


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

                  required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on October 25, 2000.

                                         ANTEC Corporation
                                         (Registrant)



                                         By:    /s/ Lawrence A. Margolis
                                                -------------------------------
                                         Name:  Lawrence A. Margolis
                                         Title: Executive Vice President


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence A. Margolis, Robert J. Stanzione and James E. Knox, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                            TITLE                                DATE
              ---------                            -----                                ----


/s/ Robert J. Stanzione                         President,
---------------------------         Chief Executive Officer and Director          October 24, 2000
Robert J. Stanzione


/s/ John M. Egan                           Chairman of the Board                  October 24, 2000
---------------------------                    and Director
John M. Egan


/s/ Lawrence A. Margolis                 Executive Vice President,                October 24, 2000
---------------------------              Chief Financial Officer
Lawrence A. Margolis


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

/s/ Rod F. Dammeyer                    Director            October 23, 2000
---------------------------
Rod F. Dammeyer


/s/ John R. Petty                      Director            October 23, 2000
---------------------------
John R. Petty


                                       Director            October ___, 2000
---------------------------
Larry Romrell


                                       Director            October __, 2000
---------------------------
Bruce Van Wagner


/s/ Samuel K. Skinner                  Director            October 23, 2000
---------------------------
Samuel K. Skinner


/s/ James L. Faust                     Director            October 25, 2000
---------------------------
James L. Faust


                                       Director            October __, 2000
---------------------------
J.A. Ian Craig


/s/ William T. Schleyer                Director            October 22, 2000
---------------------------
William T. Schleyer


/s/ William H. Lambert                 Director            October 23, 2000
---------------------------
William H. Lambert


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

                                  EXHIBIT INDEX

     Exhibit
     Number                      Description of Exhibit
     ------                      ----------------------
        4         ANTEC Corporation Employee Savings Plan
       23         Consent of Independent Auditors
       24         Power of Attorney (included in the signature page to the
                  Registration Statement)


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